SelectOneSM Bond

TRAVELERS

SUITE 2200

200 NORTH LASALLE STREET

CHICAGO, IL 60601

10/24/2012

AON RISK SERVS CENTRAL

RYAN O´HARE

200 E RANDOLPH ST 13TH FL

CHICAGO, IL 60601

Binder
	Bond Policy Number:	14T19079	Prior Bond Number:

We are pleased to offer the following Binder for Investment Company Blanket Bond coverages.

Insured:	Monroe Capital Corporation Chicago, IL 60606

Company:	St. Paul Fire & Marine Insurance Company

Term:	10/25/2012 to 10/25/2013

Commission:	15.0%

Bond Premium Payable [Pre-Paid]:			$7,404

Bill Type:	Agency Bill

Payment Type:	Lump Sum / Full Pay		1 installments

Insuring Agreements		--- Single Loss --- Limit of Liability	---- Single Loss ---- Deductible Amount

All insuring agreements are shown. A checked checkbox indicates an agreement that was selected by the insured.

☑(A) Fidelity		$2,500,000	$100,000
☐Data Processing Organizations
☐Partners

☑(B)Audit Expense		$100,000	$0

☑(C)Premises		Same As Insuring Agreement A	Same As Insuring Agreement A

☑(D)Transit		Same As Insuring Agreement A	Same As Insuring Agreement A

☑(E) Forgery or Alteration		$2,500,000	$100,000

SelectOneSM Bond

Insuring Agreements	--- Single Loss --- Limit of Liability	---- Single Loss ---- Deductible Amount

All insuring agreements are shown. A checked checkbox indicates an agreement that was selected by the insured.

☑(F) Securities	$2,500,000	$100,000

☑(G) Counterfeit Currency	Same As Insuring Agreement A	Same As Insuring Agreement A

☑(H) Stop Payment	$100,000	$5,000

☑(I)Uncollectible Items of Deposit	$100,000	$5,000

☑Computer Systems	$2,500,000	Same As Insuring Agreement A

☑Voice Initiated Transactions	$2,500,000	$100,000

☑Telefacsimile	$2,500,000	$100,000

☑Unauthorized Signature	$2,500,000	$100,000

☐Registered Representatives

☐Extortion — Threats to Persons and Property

Endorsements
Form #	Form Title
ICB001	Investment Company Blanket Bond Declarations Page
ICB005	Investment Company Blanket Bond Form
ICB011	Computer Systems
ICB012	Unauthorized Signature
ICB013	Telefacsimile Coverage
ICB014	Voice Initiated Transactions
ICB016	Definition of Investment Company
ICB025	Amend General Agreement A — Newly Created Investment Companies
ICB026	Add Exclusions N&O (Mandatory)
ICB027	Joint Loss Payee Rider

Proposal Subjectivities — For Investment Company Blanket Bond

SelectOneSM Bond

☑	A Travelers Investment Company Blanket Bond Application, (ICB003) that must be properly completed, signed and dated prior to 30 days after inception.

Thank you for considering the Travelers for your client’s specialty insurance coverages. Please call if you have any questions regarding the terms and conditions offered here.

Michael Parduhn	Telephone:	312/458-6688
Underwriting Manager, Bond	Facsimile:	312/458-6674
	E-mail Address:	MPARDUHN@travelers.com

IMPORTANT NOTICE REGARDING COMPENSATION DISCLOSURE

For information about how Travelers compensates independent agents, brokers, or other insurance producers, please visit this website:

http://www.travelers.com/w3c/legal/Producer_Compensation_Disclosure.html

If you prefer, you can call the following toll-free number: 1-866-904-8348. Or you can write to us at Travelers, Enterprise Development, One Tower Square, Hartford, CT 06183

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